Exhibit 99.1

LNPR Announces New Management and Creation of Operating Subsidiary

Salt Lake City, Utah, Jan 4, 2023 (GLOBE NEWSWIRE) – LNPR Group Inc. (“LNPR” or the “Company”) is proud to announce the joining of NYCEdutec LLC as a wholly-owned operating subsidiary. The Company has since hired key personnel to move forth its operations in developing an AI English learning software which is expected to be launched in 2023.

CEO of LNPR Group, Mark Emerson, states, “I have spent 22 years in this industry and right now I see a big shift away from classroom learning, and toward personal device learning - especially in foreign countries. The single biggest issue in education today is lack of quality one-on-one instruction time from a teacher followed by meaningful practice. To meet that market shift we are developing breakthrough artificial intelligence capabilities that are the ultimate ‘Super Teacher’. Also, our AI is engineered to be scalable, affordable and totally personalized. We look forward to rolling this product out in 2023”.

Mr. Emerson continued, “We have put together a team of industry leaders with 80 years of combined experience. Our plan is to start with English language instruction because it is in high demand across the globe. Over 3 billion people every day are trying to learn English and they are seeking a better, more adaptive technology solution that teaches the English language on their own device. That’s exactly what we are doing. We believe the global impact on this will result in affordable, accessible English instruction to those 3 billion people who are looking for a faster way to learn English. “

The global market size for English language instruction is currently $59.6B and estimated to be $191 billion by 2028 with a CAGR of 18.3%.(1) It is projected that 45% of the market growth is originating from the APAC region.(2) Digital English accounts for USD $14.37 billion and the growth momentum of the market will accelerate at a CAGR of 16.78% during the forecast period. (3)

Emerson summarized, “The global market for English learning is massive and growing rapidly, yet it lacks a market leader. Using our AI and established distribution partnerships throughout Asia and their built-in customer bases, we intend to be that leader and gain upwards of 300M users. Furthermore, we see the value of being part of a public company for the endeavor. We look forward to keeping the shareholders updated and believe our team can increase shareholder value. I look forward to updating you over the coming weeks and months.”

For more information about NYCEdutec, please visit https://www.nycedutec.com

Source:	(1) BrandEssenceResearch.com November 2022
Source:	(2) Research and Markets November 03, 2022
Source:	(3) Global English Language Learning Market Report to 2029, November 23, 2022.

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No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of LNPR’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of LNPR. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; changes in the assumptions underlying LNPR's expectations regarding its future business; and the effects of competition on LNPR’s future business.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that LNPR presently does not know or currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. LNPR anticipates that subsequent events and developments will cause these assessments to change. However, while LNPR may elect to update these forward-looking statements at some point in the future, LNPR specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing LNPR (or its respective affiliates') assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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